UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2014

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 6, 2014, Park Sterling Corporation (the “Registrant”) hired Mark Ladnier as Group Senior Vice President and Head of Operations and Information Technology. In this newly created position, Mr. Ladnier will report directly to James C. Cherry, Chief Executive Officer, with responsibility for the Registrant’s deposit operations, loan operations and information technology.  Mr. Ladnier joined Park Sterling from Premier Alliance, where he was Senior Vice President and Southeast Market Leader for their professional services practice. He previously served as Executive Vice President and Chief Information Officer for Real Estate Lending at Wells Fargo Bank, N.A., and in a number of leadership roles at its predecessor company, Wachovia Bank, N.A., including Senior Vice President and Chief Information Officer for Lending Technology, Senior Vice President and Basel Program Director, and Senior Vice President and eCommerce Program Director. Mr. Ladnier will be based in the Registrant’s principal office in Charlotte, North Carolina.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2014

PARK STERLING CORPORATION By: /s/ David L. Gaines David L. Gaines Chief Financial Officer